As filed with the Securities and Exchange Commission on February 25, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
__________________________
LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)
__________________________

Delaware	20-3717839
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 State Street
Boston, Massachusetts, 02109
(Address, including zip code, of registrant’s principal executive offices)

Amended and Restated 2010 Omnibus Equity Incentive Plan
(Full title of the plan)
_________________________

Gregory M. Woods
Secretary
75 State Street
Boston, MA 02109
(617) 423-3644
(Name, address and telephone number, including area code, of agent for service)
_________________________
Please send copies of all communications to:
Julie H. Jones
Marko S. Zatylny
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
617-951-7000 (phone)
617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,000,000 (1)	$19.63 (2)	$157,040,000	$15,814

(1)
This Registration Statement covers 8,000,000 shares of Common Stock presently issuable pursuant to the LPL Financial Holdings Inc. Amended and Restated 2010 Omnibus Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)
Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on February 23, 2016.

EXPLANATORY NOTE:
At the 2015 annual meeting of stockholders of LPL Financial Holdings Inc. (the “Registrant”), which was held on May 11, 2015, stockholders approved the amendment and restatement of the Registrant's 2010 Omnibus Equity Incentive Plan (as amended and restated, the "Plan"), including the reservation of 8,000,000 additional shares of common stock (the "Additional Shares") for future awards under the Plan. The Registration Statement has been filed by the Registrant to register the Additional Shares.
Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the entire contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, File No. 333-172866.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

4.1	Amended and Restated LPL Financial Holdings Inc. 2010 Omnibus Equity Incentive Plan. (1)

4.2	Amended and Restated Certificate of Incorporation of LPL Investment Holdings Inc., dated November 23, 2010. (2)

4.3	Certificate of Ownership and Merger Merging LPL Financial Holdings Inc. with and into LPL Investment Holdings Inc., dated June 14, 2012. (3)

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of LPL Financial Holdings Inc., dated May 8, 2014. (4)

4.5	Fifth Amended and Restated Bylaws of LPL Financial Holdings Inc. (5)

4.6	Stockholders’ Agreement, dated as of December 28, 2005, among LPL Investment Holdings Inc., LPL Holdings, Inc. and other stockholders party thereto. (6)

4.7	First Amendment to Stockholders’ Agreement dated December 28, 2005, among LPL Investment Holdings Inc., LPL Holdings, Inc. and other stockholders party thereto, dated November 23, 2010. (7)

4.8
Stockholders’ Agreement among the Company and Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P., Hellman & Friedman Capital Associates V, L.P., TPG Partners IV, L.P. and other parties thereto, dated November 23, 2010. (8)

4.9
First Amendment to Stockholders’ Agreement, entered into as of September 24, 2014, by and between LPL Financial Holdings Inc., a Delaware corporation (f/k/a LPL Investment Holdings Inc.), and TPG Partners IV, L.P., a Delaware limited partnership. (9)

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).
__________

(1) Incorporated by reference to the Form 8-K filed on May 15, 2015.
(2) Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 filed on July 9, 2010.
(3) Incorporated by reference to the Form 8-K filed on June 19, 2012.
(4) Incorporated by reference to the Form 8-K filed on May 9, 2014.
(5) Incorporated by reference to the Form 8-K filed on March 12, 2014.
(6) Incorporated by reference to Amendment No. 1 to the Registration Statement on Form 10 filed on July 10, 2007.
(7) Incorporated by reference to the Form 10-K filed on March 9, 2011.
(8) Incorporated by reference to the Form 10-K filed on February 27, 2012.
(9) Incorporated by reference to the Form 10-Q filed on October 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 25th day of February, 2016.

LPL Financial Holdings Inc.

By:	/s/ Mark S. Casady
Name: Mark S. Casady
Title: Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Mark S. Casady, Matthew J. Audette and Gregory M. Woods, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by LPL Financial Holdings Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark S. Casady	Chief Executive Officer and Chair	February 25, 2016
Mark S. Casady	(Principal Executive Officer)

/s/ Matthew J. Audette	Chief Financial Officer	February 25, 2016
Matthew J. Audette	(Principal Financial Officer)

/s/ Jeffrey R. Buchheister	Chief Accounting Officer	February 25, 2016
Jeffrey R. Buchheister	(Principal Accounting Officer)

/s/ Richard W. Boyce
Richard W. Boyce	Director	February 25, 2016

/s/ John J. Brennan
John J. Brennan	Director	February 25, 2016

/s/ Viet D. Dinh
Viet D. Dinh	Director	February 25, 2016

/s/ Paulett Eberhart
Paulett Eberhart	Director	February 25, 2016

/s/ Anne M. Mulcahy
Anne M. Mulcahy	Director	February 25, 2016

/s/ James S. Putnam
James S. Putnam	Director	February 25, 2016

/s/ James S. Riepe
James S. Riepe	Director	February 25, 2016

/s/ Richard P. Schifter
Richard P. Schifter	Director	February 25, 2016

EXHIBIT INDEX

4.1	Amended and Restated LPL Financial Holdings Inc. 2010 Omnibus Equity Incentive Plan. (1)

4.2	Amended and Restated Certificate of Incorporation of LPL Investment Holdings Inc., dated November 23, 2010. (2)

4.3	Certificate of Ownership and Merger Merging LPL Financial Holdings Inc. with and into LPL Investment Holdings Inc., dated June 14, 2012. (3)

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of LPL Financial Holdings Inc., dated May 8, 2014. (4)

4.5	Fifth Amended and Restated Bylaws of LPL Financial Holdings Inc. (5)

4.6	Stockholders’ Agreement, dated as of December 28, 2005, among LPL Investment Holdings Inc., LPL Holdings, Inc. and other stockholders party thereto. (6)

4.7	First Amendment to Stockholders’ Agreement dated December 28, 2005, among LPL Investment Holdings Inc., LPL Holdings, Inc. and other stockholders party thereto, dated November 23, 2010. (7)

4.8
Stockholders’ Agreement among the Company and Hellman & Friedman Capital Partners V, L.P., Hellman & Friedman Capital Partners V (Parallel), L.P., Hellman & Friedman Capital Associates V, L.P., TPG Partners IV, L.P. and other parties thereto, dated November 23, 2010. (8)

4.9
First Amendment to Stockholders’ Agreement, entered into as of September 24, 2014, by and between LPL Financial Holdings Inc., a Delaware corporation (f/k/a LPL Investment Holdings Inc.), and TPG Partners IV, L.P., a Delaware limited partnership. (9)

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).
__________

(1) Incorporated by reference to the Form 8-K filed on May 15, 2015.
(2) Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 filed on July 9, 2010.
(3) Incorporated by reference to the Form 8-K filed on June 19, 2012.
(4) Incorporated by reference to the Form 8-K filed on May 9, 2014.
(5) Incorporated by reference to the Form 8-K filed on March 12, 2014.
(6) Incorporated by reference to Amendment No. 1 to the Registration Statement on Form 10 filed on July 10, 2007.
(7) Incorporated by reference to the Form 10-K filed on March 9, 2011.
(8) Incorporated by reference to the Form 10-K filed on February 27, 2012.
(9) Incorporated by reference to the Form 10-Q filed on October 30, 2014.